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                                                                     Exhibit 4.4

                     AMENDMENT NO. 4 TO FACILITY DOCUMENTS

          Amendment No. 4 to Facility Documents dated as of August 24, 2001 (the "Amendment") among AIM MANAGEMENT GROUP INC., as Seller (together with its successors and assigns, the "Seller") and as servicer (the "Servicer"), AIM ADVISORS, INC., as advisor (together with its successors and assigns, the "Advisor"), AIM DISTRIBUTORS, INC., as distributor (together with its successors and assigns, the "Distributor"), CITIBANK, N.A., as Purchaser (together with its successors and assigns, the "Purchaser"), BANKERS TRUST COMPANY, as collection agent (together with its successors and assigns, the "Collection Agent") and CITICORP NORTH AMERICA, INC., as program agent (together with its successors and assigns, the "Program Agent").

                              W I T N E S S E T H

          WHEREAS, the Purchaser, the Distributor, the Advisor, the Program Agent and the Seller have entered into that certain Second Amended and Restated Purchase and Sale Agreement dated as of December 14, 2000 (as amended and supplemented, the "Purchase Agreement");

          WHEREAS, the Seller, the Purchaser, the Program Agent and the Collection Agent, have entered into that certain Second Amended and Restated Collection Agency Agreement dated as of December 14, 2000 (as amended and supplemented, the "Collection Agency Agreement");

          WHEREAS, the parties to this Amendment desire to amend the Purchase Agreement and the Collection Agency Agreement as hereinafter provided;

          WHEREAS, AIM Growth Series, AIM Floating Rate Fund, AIM Investment Funds and AIM Series Trust (individually an "Affected Company" and collectively the "Affected Companies") propose to modify, add to or eliminate certain of the Fundamental Investment Objectives of the Funds which are portfolios of the Affected Companies; and

          WHEREAS, the existing Advisory Agreements of the Funds which are portfolios of the Affected Companies are being terminated and replaced by successor investment advisory agreements;

          NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained, the parties hereto agree as follows:

          Section 1.  Defined Terms.
                      -------------
          "Affected Funds" means the portfolios of the Affected Companies.
           --------------
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          "Approved Changes" means the changes to the Fundamental Investment
           ----------------
Objectives of the Affected Funds set forth on Annex A hereto.

          "Amendment Effective Date" means the later to occur of (i) the day on
           ------------------------
which the Program Agent shall have executed and delivered one or more counterparts of this Amendment and shall have received one or more counterparts of this Amendment executed by each of the other parties hereto, and (ii) the conditions precedent set forth in Section 5 hereof shall have been fulfilled;

provided, however, that (i) the amendments relating to the Approved Changes, the
--------  -------
Substitutions (as defined below) and the replacement of Schedule IV set forth in
Section 2(l) shall be effective on September 1, 2001.

          Unless otherwise defined herein, capitalized terms used herein shall have the meanings assigned to such terms in Appendix A to the Purchase Agreement, as amended by this Amendment.

          Section 2.  Amendments to the Purchase Agreement.
                      ------------------------------------
          (a) Appendix A of the Purchase Agreement is amended by adding the following definitions in their proper alphabetical order:

          ""Amendment No. 4 to Facility Documents" shall mean Amendment No. 4 to
            -------------------------------------
          Facility Documents dated as of August 24, 2001 among the Seller, the Advisor, the Distributor, the Purchaser, the Program Agent and the Collection Agent.

          "Non-Omnibus Shares" shall mean, in respect of any Fund, all Shares of
           ------------------
          such Fund which are not Omnibus Shares.

          "Specified Sub-transfer Agent" shall have the meaning assigned to such
           ----------------------------
          term in the Irrevocable Payment Instruction.""

          (b) Appendix A of the Purchase Agreement is hereby further amended by deleting the definitions "Non-ML Omnibus Shares", "Purchaser's CDSC Portion Subaccount", "Seller's CDSC Portion Subaccount" and "Subaccounts".

          (c) The definition of "Facility Documents" set forth in Appendix A of the Purchase Agreement is hereby amended by inserting the words "Amendment No. 4 to the Facility Documents" after the words "Amendment No. 3 to Facility Documents," set forth therein.

          (d) The definition of "Program Termination Date" set forth in Appendix A of the Purchase Agreement shall be amended by adding the following sentence thereto:

          "For the avoidance of doubt, the Seller shall not be required to determine the Unamortized Gross Purchase Amount until such time as the Seller shall deem it necessary for the purpose of

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          determining whether the Program Termination Date has occurred."

          (e) Section 4.01(h)(iii) of the Purchase Agreement is hereby amended by replacing the words "if adversely determined could give rise to a reasonable possibility of an Adverse Effect;" following the words "which in each case," set forth therein with "could reasonably be expected to give rise to an Adverse Effect;".

          (f)  Section 5.02(b) of the Purchase Agreement is hereby amended by
(i) adding the words "change its jurisdiction of incorporation or" after the words "in respect of the Seller and the Distributor," set forth therein, and
(ii) adding the words "new jurisdiction or" after the words "clearly describing the" set forth in subsection (a) therein.

          (g) Section 5.02 of the Purchase Agreement is hereby further amended by replacing clause (i) set forth therein in its entirety with the following language:

          "(i) permit the record ownership on the records of the Transfer Agent of any Share of any Fund to be in the name of any Sub-transfer Agent's street account, unless (w) such Sub-transfer Agent for such Omnibus Shares has tracking capabilities, procedures and reporting practices sufficient to allocate Collections and Related Collections in respect of such Omnibus Shares as contemplated by the Allocation Procedures,
          (x) the Program Agent shall have approved in writing the form of the Sub-transfer Agent Report of such Sub-transfer Agent which sets forth the methodology to be used by such Sub-transfer Agent to allocate Shares as contemplated by the Allocation Procedures, (y) if such Sub-transfer Agent is not a Specified Sub-transfer Agent, such Sub-transfer Agent will, no later than the second (2nd) Business Day following the end of the calendar week in which Shares held in its Omnibus Account are redeemed, remit such CDSCs to the Demand Deposit Account in accordance with the applicable Irrevocable Payment Instruction, and (z) if such Sub-transfer Agent is a Specified Sub-transfer Agent, such Sub-transfer Agent will, no later than the tenth
          (10th) Business Day of the calendar month next following the calendar month in which the Shares relating to such CDSCs were redeemed, remit all CDSCs in respect of the Omnibus Shares in its related Omnibus Account to the Demand Deposit Account in accordance with the applicable Irrevocable Payment Instruction;"

          (h)  Section 5.04(e) of the Purchase Agreement is hereby amended by
(i) inserting the subsection reference "(A)" following the words "ensure that" set forth therein, and (ii) adding the following language thereto:

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          ", and (B) that all CDSCs are remitted to the Demand Deposit Account in accordance with the Irrevocable Payment Instructions".

          (i) Section 5.04 is hereby further amended by inserting the following new clause after clause (h) set forth therein:

          "(i) use its best efforts to cause (a) each Sub-transfer Agent (other than a Specified Sub-transfer Agent), no later than the second (2nd) Business Day following the end of the calendar week in which Shares held in such Sub-transfer Agent's Omnibus Account are redeemed, to remit such CDSCs to the Demand Deposit Account in accordance with the applicable Irrevocable Payment Instruction, and (b) each Specified Sub-transfer Agent, no later than the tenth (10th) Business Day of the calendar month next following the calendar month in which the Shares relating to such CDSCs were redeemed, to remit all CDSCs in respect of the Omnibus Shares in such Sub-transfer Agent's Omnibus Account to the Demand Deposit Account in accordance with the applicable Irrevocable Payment Instruction;"

         (j) Section 9.04(b) of the Purchase Agreement is hereby amended by adding the language "or any commingling of Collections with any other funds" to the end of clause (vii) thereof.

         (k) Section 9.04(b) is hereby further amended by adding the following language to the end of clause (ix) thereof:

          "or any failure of any Sub-transfer Agent to remit all CDSCs in respect of Omnibus Shares in its related Omnibus Account to the Demand Deposit Account as and when specified in the Irrevocable Payment Instruction."

          (l) The Purchase Agreement is hereby amended by replacing Schedule IV attached thereto with Schedule IV attached hereto as Annex B.

          (m) The Purchase Notice attached as Exhibit A-1 to the Purchase Agreement is hereby amended by deleting the last paragraph set forth therein in its entirety.

          (n) The Purchase Agreement is hereby amended by replacing Exhibit C attached thereto with Exhibit C attached hereto as Annex C.

          (o) The Purchase Agreement is hereby further amended by replacing Exhibit E attached thereto with Exhibit E attached hereto as Annex D.

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          Section 3.  Amendments to the Collection Agency Agreement.
                      ---------------------------------------------
          (a) Section 2.2 of the Collection Agency Agreement is hereby amended by (i) deleting the subsection reference "(a)" set forth therein, and (ii) deleting clause (b) set forth therein in its entirety.

          (b) Section 4.1 of the Collection Agency Agreement is hereby amended by (i) deleting the second and third sentences set forth therein in their entirety, and (ii) by deleting the parenthetical "(including without limitations the Subaccounts)" following the words "and the Collection Account" in the third and forth sentences set forth therein.

          (c) Section 4.3(a) of the Collection Agency Agreement is hereby amended by (A) deleting subsections (i) and (ii) in their entirety, and (B) replacing subsection reference "(iii)" set forth therein and the first word thereof with "(a) On".

          (d) Section 4.3(c) of the Collection Agency Agreement is hereby amended by replacing subsections (iii) and (iv) set forth therein in their entirety with the following subsections:

          "(iii) an amount equal to the result of (A) the sum of the Purchaser's Asset Based Sales Charge Portion, plus, the Purchaser's CDSC Portion,
                                            ----
          less, (B) the sum of (x) the Purchaser's allocable portion of the
          ----
          amount distributed pursuant to clause (i) above, as determined in accordance with Section 4.3(d), and (y) the amount distributed pursuant to clause (ii) above, shall be distributed to the Purchaser's Remittance Account;

          (iv) an amount equal to the result of (A) the sum of the Seller's Asset Based Sales Charge Portion, plus, the Seller's CDSC Portion,
                                            ----
          less, (B) the Seller's allocable portion of the amount distributed
          ----
          pursuant to clause (i) above, as determined in accordance with Section 4.3(d) shall be transferred to the Seller's Account."

          (e) Section 4.3(f) of the Collection Agency Agreement is hereby amended by (i) deleting the first sentence set forth therein in its entirety, and (ii) by replacing the subsection references "4.3(a)(iii)" set forth in the second sentence therein with "4.3(a)".

          (f) Section 4.3 of the Collection Agency Agreement is hereby further amended by deleting clause (g) set forth therein in its entirety.

          (g) Section 14 of the Collection Agency Agreement is hereby amended by replacing the language set forth therein with the following language:

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"This Agreement shall terminate on the date the Collection Agent receives written notification from the Program Agent that the Program Termination Date has occurred."

           Section 4.  Consent and Waiver.
                       ------------------

          (a) The Purchaser and the Program Agent hereby consent to the Approved Changes to the Fundamental Investment Objectives of the Affected Funds. The parties hereto agree that from and after the Amendment Effective Date all references in the Program Documents to "any change in the Fundamental Investment Objectives since the date of this Agreement" shall, in respect of the aspects of such Fundamental Investment Objectives modified by such Approved Changes, be deemed to refer to changes since the Amendment Effective Date.

          (b) The Purchaser and the Program Agent hereby consent to the termination of the existing Advisory Agreements in respect of the Affected Funds (the "Current Advisory Agreements") and the adoption (each such termination and adoption, a "Substitution") of the Investment Advisory Agreements in the form attached hereto as Annex E (the "Successor Advisory Agreements"). The parties hereto agree that all references in the Program Documents to the term "Advisory Agreement" shall be deemed to include a reference to the Successor Advisory Agreements and all references in the Program Documents to "any modification, amendment or supplement, termination or waiver of the Advisory Agreement" in respect of the Affected Funds shall be deemed to refer to the Successor Advisory Agreements.

          (c) The Program Agent and the Purchaser hereby (i) acknowledge the receipt of written notification of (a) the Approved Changes, as required by Sections 5.01(n) of the Purchase Agreement and (b) the Substitution as required by Section 5.01(q) of the Purchase Agreement; and (ii) waive the requirements for certificates with respect to the Approved Changes pursuant to Section 5.01(n) of the Purchase Agreement.

          (d) The Purchaser and the Program Agent hereby waive the provisions of Section 5.01(d) of the Purchase Agreement in respect of the Approved Changes and the Substitution, and acknowledge that the Approved Changes and the Substitution do not constitute Events of Termination pursuant to Sections 6.01(h) or 6.01(i) of the Purchase Agreement.

          (e) The consents and waivers set forth herein shall be effective only in the specific instances and for the specific purposes set forth herein.

          Section 5.  Conditions Precedent to Effectiveness of this Amendment.
                      -------------------------------------------------------

          The occurrence of the Amendment Effective Date shall be subject to the fulfillment of each of the following conditions precedent:

          (i) this Amendment shall have been duly executed by the parties hereto and shall be in full force and effect, and the Program Agent shall have received a fully executed copy of this Amendment;

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          (ii) the Program Agent shall have received fully executed copies of each amended and restated Irrevocable Payment Instruction in respect of each Company and Transfer Agent substantially in the form attached as Annex D hereto, and such Irrevocable Payment Instructions as so amended shall be in full force and effect;

          (iii) immediately after giving effect to this Amendment, there shall exist no Event of Termination (or event which, with the passage of time or notice, or both would constitute an Event of Termination);

          (iv) the Program Agent shall have received such opinions of counsel as it shall have reasonably requested and in form, scope and substance reasonably satisfactory to the Program Agent; and

          (v) a consent to the amendments contemplated by this Amendment shall have been duly executed by each Transferee which is required to execute the same, and the Program Agent shall have received a fully executed copy thereof.

          Section 6.  Representations and Warranties.
                      ------------------------------

          Each of the Seller, the Distributor and the Advisor represent and warrant to the Purchaser and the Program Agent that immediately after giving effect to the amendments contemplated by this Amendment that (a) the representations and warranties of the Seller (as Servicer or otherwise) and the Advisor and the Distributor set forth in the Program Documents are true and correct, and (b) no Event of Termination (or event which with the passage of time or notice, or both, would constitute an Event of Default) has occurred or will result therefrom. In addition, each of the Seller, the Distributor and the Advisor represents and warrants that the Approved Changes and the Substitutions could not reasonably be expected to give rise to a Material Adverse Effect.

          Section 7.  Execution in Counterparts.
                      -------------------------

          This Amendment may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, when taken together, shall constitute but one and the same amendment.

          Section 8.  Governing Law.
                      -------------
          THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

          Section 9.  Severability of Provisions.
                      --------------------------

          Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

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          Section 10.  Captions.
                       --------

          The captions in this Amendment are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

                                       8
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          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first above written.

                              AIM MANAGEMENT GROUP INC.
                              as Seller and Servicer


                              By: /s/ Robert H. Graham
                                 ----------------------------
                                   Authorized Signatory


                              CITIBANK, N.A.,
                              as Purchaser


                              By: /s/ Jean M. Diaz
                                 ----------------------------
                                   Authorized Signatory


                              CITICORP NORTH AMERICA, INC.,
                              as Program Agent


                              By: /s/ Jean M. Diaz
                                 ----------------------------
                                   Authorized Signatory


                              AIM ADVISORS, INC.


                              By: /s/ Robert H. Graham
                                 ----------------------------
                                   Authorized Signatory


                              AIM DISTRIBUTORS, INC.


                              By: /s/ Michael J. Cemo
                                 ----------------------------
                                   Authorized Signatory



                              BANKERS TRUST COMPANY,
                              as Collection Agent



                              By: /s/ Louis Bodi
                                 ----------------------------
                                  Authorized Signatory

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